UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2016

EVINE Live Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 8, 2016, EVINE Live Inc. (the “Company”) issued a press release announcing select preliminary fiscal 2015 fourth quarter results. The press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 (as amended, the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in that filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2016, Mark C. Bozek resigned as the Chief Executive Officer of the Company and as a member of the Board of Directors of the Company (the “Board”), effective February 8, 2016. There was no material disagreement between Mr. Bozek and the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices or otherwise.

On February 7, 2016, G. Russell Nuce resigned as the Executive Vice President, Chief Strategy Officer, Interim General Counsel and Secretary of the Company, effective February 8, 2016. There was no material disagreement between Mr. Nuce and the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices or otherwise.

On February 7, 2016, the Board appointed Bob Rosenblatt, Chairman of the Board, age 58, as interim Chief Executive Officer, effective February 8, 2016. Mr. Rosenblatt will continue to serve as Chairman of the Board.

Bob Rosenblatt has served as a director of the Company since 2014. Mr. Rosenblatt has more than 25 years of leadership experience at a number of leading retail organizations, including Tommy Hilfiger, HSN (formerly the Home Shopping Network) and Bloomingdale’s. During the end of 2012 through mid-May of 2013, he was Interim President of Ideeli.com, a flash sales company based in New York that was sold to Groupon. As Group President and Chief Operating Officer of Tommy Hilfiger Corporation, he grew revenues and profitability and built the company’s first transactional web site. Mr. Rosenblatt co-managed the process which culminated in the Tommy Hilfiger Company successfully being sold to Apax Partners in 2006. Mr. Rosenblatt also previously served as Chief Financial Officer, Chief Operating Officer and President of HSN. Mr. Rosenblatt introduced and built HSN’s online operation, which achieved profitability within three months of inception. As Chief Financial Officer at Bloomingdale’s, Mr. Rosenblatt was responsible for financial reporting, financial planning and administrative management. For the past nine years, Mr. Rosenblatt has been the Chief Executive Officer of Rosenblatt Consulting, LLC, which specializes in helping investment firms determine value in both public and private companies in the consumer products sector, as well as helping retail firms maximize profitability. Mr. Rosenblatt currently serves or has served on several public and private boards in the retail and technology industry including PepBoys (NYSE: PBY), RetailNext, Newgistics, ERA (Electronic Retailing Association) and I.Predictus. In addition, Mr. Rosenblatt previously taught at FIT (Fashion Institute of Technology) as an Adjunct Professor.

In connection with his appointment as interim Chief Executive Officer, Mr. Rosenblatt will receive an annual salary of $625,000 and will be eligible to participate in the Company’s retirement plans, health plans and other employee benefit plans as sponsored by the Company. Mr. Rosenblatt will also be reimbursed for reasonable temporary housing and weekly commuting expenses to and from Eden Prairie, MN until a successor Chief Executive Officer is hired. During his term as interim Chief Executive Officer, Mr. Rosenblatt will not receive director or Chairman fees under the Company’s director compensation arrangements.

There are no arrangements or understandings between Mr. Rosenblatt and any other person or persons pursuant to which Mr. Rosenblatt was appointed as interim Chief Executive Officer. Mr. Rosenblatt does not have a family relationship with any member of the Board or other executive officer of the Company nor is he a party to any transactions with related persons that would be required to be disclosed under applicable SEC regulations.

Item 7.01.	Regulation FD.

On February 8, 2016, the Company issued a press release announcing the resignation of Mr. Bozek as Chief Executive Officer of the Company and as a member of the Board of Directors of the Company, the resignation of Mr. Nuce as the Executive Vice President, Chief Strategy Officer of the Company and the appointment of Bob Rosenblatt as interim Chief Executive Officer of the Company. The press release is furnished herewith as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in that filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release, dated February 8, 2016 entitled “EVINE Live Inc. Announces Preliminary Fiscal 2015 Fourth Quarter Results.”

99.2	Press Release, dated February 8, 2016 entitled “EVINE Live Inc. Announces Changes in Senior Management.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 8, 2016	EVINE Live Inc.

	By:	/s/ Timothy Peterman
Timothy Peterman Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

No.	Description

99.1	Press Release, dated February 8, 2016, entitled “EVINE Live Inc. Announces Preliminary Fiscal 2015 Fourth Quarter Results.”
99.2	Press Release, dated February 8, 2016, entitled “EVINE Live Inc. Announces Changes in Senior Management.”